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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT



     AGREEMENT, effective as of, July 1, 1998, by and between CORNERSTONE BANK, a Connecticut state chartered bank (the "Bank") with its principal executive offices at 550 Summer Street, Stamford, Connecticut 06901, and NORMAN H. READER (the "Employee"), residing at 121 Red Fox Road Stamford, Connecticut 06903.

     WHEREAS, the Bank and the Employee desire to enter into an agreement on the terms and conditions set forth herein, relating to the employment of the Employee for an extended period and to payment of retirement benefits thereafter.

     NOW, THEREFORE, it is AGREED as follows:

     1.  Employment. The Employee is employed as President of the Bank. As an
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executive officer of the Bank, the Employee shall render executive, policy, and other management services to the Bank of the type customarily performed by persons serving in similar executive officer capacities with banks engaging in the business of the Bank. The Employee shall also perform such duties as the Board of Directors of the Bank (the "Board") may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, the Employee shall not be required to relocate more than 25 miles from Stamford, Connecticut, in order to perform the services hereunder. Should the Employee be required to relocate more than 25 miles from Stamford in order to maintain his position or compensation at at least its present level, then the Employee's employment shall be considered as involuntarily terminated without cause for purposes of Section 8 of this Agreement unless the Employee provides the Bank with a written waiver of his rights to consider his employment as involuntarily terminated.

         In recognition that the Bank desires to maintain the employment of the Employee for as long as possible, while the Employee desires to begin reducing the scope of his commitment through a reduction in his responsibilities to the Bank, the Bank and the Employee have agreed that the Employee's responsibilities shall be reduced on a mutually agreeable basis commencing July 1, 1998, and that the Employee's compensation shall be reduced in recognition of his reduced responsibilities in the manner set forth in Section 2.

         The Bank and the Employee intend that the Employee's schedule shall be flexible, and agree to cooperate in scheduling the Employee's time so that the interest of the Bank and the needs of the Employee are best served.

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     2.  Compensation. The Bank agrees to pay the Employee during the term of this agreement an initial reduced salary at an annual rate equal to $154,250. The salary of the Employee shall be further decreased during the term of this Agreement in accordance with the following schedule:


                Effective Date    Salary

                 July 1, 1999    $141,500
                 July 1, 2000    $128,650
                 July 1, 2001    $116,000
                 July 1, 2002    $103,250
                 July 1, 2003    $ 90,500
                 July 1, 2004    $ 77,750

     Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits shall not reduce the salary then in effect payable to the Employee under this Section 2. The salary under this Section 2 shall be payable to the Employee not less frequently than monthly. The Employee shall not be entitled to receive fees for serving as a director of the Bank or for serving as a member of any committee of the Board.

     3.  Discretionary Bonuses. During the term of this Agreement, the Employee
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shall be entitled to participate in such discretionary bonus arrangements as may be authorized by the Board. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as authorized by the Board.

     4.  Participation In Retirement and Employee Benefit Plans:
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Fringe Benefits; Automobile. The Employee shall be entitled to participate in
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any plan of the Bank relating to stock options, stock purchases, pension, thrift,, profit sharing, group life insurance, supplemental life insurance, medical coverage, disability, education, or other retirement or employee benefits which the Bank has adopted or may adopt for the benefit of its executive employees. The Employee shall also be entitled to participate in any other fringe benefits which are now or may become applicable to the Bank's executive employees, including the payment of reasonable business related expenses and expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with other duties and responsibilities to be performed by the Employee under this Agreement. The Employee shall also be entitled to payment by the Bank of annual country club dues and to the use of an automobile which shall be provided by the Bank and as to which the Bank shall bear all expenses of operation, including but not limited to repairs, fuel, and parking charges.

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     5.  Term. The term of employment under this Agreement shall be for the
         ----
period commencing as of July 1, 1998 and ending on June 30, 2005, or if earlier, upon the first to occur of: (i) the Employee's death or disability, (ii) the Employee's voluntary termination of employment, or (iii) the termination of the Employee's employment by the Bank (either for cause or otherwise), all as herein provided. For the purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Bank as specified in this Agreement, for 180 consecutive business days, as a result of incapacity owing to mental or physical illness which is determined to be total and permanent by a physician selected by the Bank or its insurers and acceptable to the Employee or the Employee's legal representative.

     6.  Standards. (a) The Employee shall perform the Employee's duties and
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responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the banking industry.

                    (b) Performance of duties as an officer, director, or employee of a holding company organized by the Bank pursuant to Conn. Gen Stats. Sec. 36a-181 or performance of acts to effect organization of such a holding company shall not be considered to violate any duty Employee may have to the Bank.

     7.  Voluntary Absences: Vacations. The Employee shall be entitled, without
         -----------------------------
loss of pay, to be absent voluntarily for reasonable periods of time from the performance of Employee's duties and responsibilities under this Agreement. All such voluntary absences shall be considered paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation of at least 3 weeks per year or such longer period as the Board may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled (i) to receive any additional compensation from the Bank on account of failure to take a paid vacation, or
(ii) to accumulate unused paid vacation time from one fiscal year to the next.

     8.  Termination of Employment.
         -------------------------

         (a) (i) The Board may terminate the Employee's employment at any time. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. The term "termination for cause,, shall mean termination by the Bank because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of

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fiduciary duty involving personal profit, intentional failure to perform stated
duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the banking industry; provided, that it shall be the Bank's burden to prove the alleged acts and omissions and the prevailing nature of the standards the Bank shall have alleged are violated by such acts and/or omissions.

          (ii) The parties acknowledge and agree that damages which will result to Employee from termination by the Bank without cause shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is voluntary or for cause, the Bank shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as liquidated damages of an amount equal to the present value as of the date of termination of the sum of(i) the as yet unpaid salary amounts set forth in
Section 2 of this Agreement, each reduced by $65,000, and (ii) an amount deemed paid each remaining year of the term of this Agreement, equal to the highest discretionary bonus paid to the Employee at any during the term of this Agreement. Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such liquidated damages shall be in lieu of all other claims which Employee may make by reason of such termination.

          (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause, the following shall apply (the applicable period being referred to herein as the "Benefits Continuation Period") (x) for 12 months following any termination without cause and (y) for 36 months following termination due to change in control (for purposes of any employee benefit plans the Employee shall be treated as entitled to compensation for the period set forth in this subsection (iii)):

                (1) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock ownership, thrift, and other deferred compensation plans of the Bank as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's then current salary (at the time of Employee's termination) under Section 2 of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or if such plan constitutes a "qualified plan" (a "Qualified Plan") under section 401 of the Internal Revenue Code of 1986, as

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amended (the "Code"), to the extent such continued participation and accrual is expressly prohibited by the terms of the Qualified Plan.

                (2) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in
Section 4 hereof as if the termination of employment had not occurred, provided however, that life, health, and disability coverage will terminate upon the Employee becoming eligible for comparable benefits in connection with the Employee's full-time employment by another employer, and further provided, that if the Employee dies during the Benefits Continuation Period and prior to becoming eligible for comparable benefits in connection with the Employee's full-time employment by another employer, the health coverage provided to Employee's spouse and dependents shall be continued, at the Bank's expense, throughout the period ending with the last day of the calendar month in which occurs the second anniversary of the Employee's death;

                (3) the Bank shall, on the date of the Employee's termination, establish an irrevocable trust that meets the guidelines set forth in Revenue Procedure 92-64 published by the Internal Revenue Service (as the same may be modified or supplemented from time to time) (the "Trust"), the assets of which will be held, subject to the claims of judgement creditors of the Bank, solely to fund the benefits that the Employee is entitled under this Section 8 (a)
(iii) and Sections 9 and 10, and the Bank shall transfer to the Trust and amount sufficient to fund such benefits at the time of the Employee's termination of employment

                (4) all insurance or other provisions for indemnification, defense or hold-harmless of officers or officers or directors of the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of the Employee's acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

                (5) Employee may, at the expense of the Bank, hire an accounting firm, law firm and/or financial planning firm, selected by the Employee, to provide the Employee with advice with respect to the Employee's benefits under this Agreement.

     (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8 (e) or 8 (g) of the federal Deposit Insurance Act, or any successor statutes thereto, the Bank's obligations under this Agreement shall be suspended as of the

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date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of the obligations which were suspended.


     (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e) or 8 (g) of the Federal Deposit Insurance Act or any successor statutes thereof, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     (d) Notwithstanding any other provision in this Agreement, the Bank may terminate or suspend this Agreement and the employment of the Employee hereunder, as if such termination were for cause under Section 8(a) (i), to the extent required by the laws of the State of Connecticut related to banking, by applicable federal law relating to deposit insurance or by regulations or orders issued by the Banking Commission of the State of Connecticut or the Federal Deposit Insurance Corporation, or any successor to any of the foregoing; provided that it shall be the burden of the Bank to prove that any such action was so required.

     (e) In the event the employment of the Employee is terminated by the Bank without cause under Section 8 (a) hereof or the Employee's employment is terminated voluntarily or involuntarily in accordance with Subsection 8 (g) hereof, and the Bank fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     (f) During the one-year period following termination of employment for any reason, the Employee may not (i) solicit the employment of any person who was, at the time of such termination, or during the one-year period preceding the Employee's termination, an employee of the Bank, or (ii) disclose or use in any manner confidential information of the Bank.


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     (g) Change in Control; If, either (x) during the term of this Agreement, there is a change in control of the Bank, or (y) the Bank seeks to terminate this Agreement following a potential change in control, but prior to the potential change in control being terminated, the Employee shall be entitled to the benefits set forth above with respect to a termination of employment without cause, and to compensation in a single lump sum equal to three (3) times the highest annual salary provided under this Agreement plus three (3) times the highest discretionary bonus paid to the Employee at any time during the term of this Agreement.


               A "change in control", for purposes of this Agreement, shall be deemed to have taken place if any of the following events (the Events) occur:
(i) any person or group of persons with a unity of interest or other affiliation sufficient for them to act in concert becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Bank; (ii) any person (other than the persons named as proxies solicited on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of directors of the Bank for 25 percent or more of the total number of voting shares of the Bank; (iii) any person has entered into an agreement or received an option for the acquisition of, beneficial ownership of 25 percent or more of the total number of voting shares of the Bank, whether or not the requisite approval for such acquisition has been received under applicable laws or the respective regulations issued thereunder; or (iv) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Bank or any successor corporation. For purposes of this Subsection 8(g), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. For purposes of this Subsection 8(g), a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. Notwithstanding the foregoing, a "change in control" shall not include the acquisition of the Bank's voting stock by a holding company organized by the Bank pursuant to Conn. Gen. Stat. Sec. 36a-181 (Holding Company), unless one or more of the Events described in the preceding paragraph occurs prior to the organization of a Holding Company or as part of a plan which involves the organization of a Holding Company. Furthermore, should the Bank organize a Holding Company, and should one of the Events described in the preceding paragraph occur with respect to the Holding Company (instead of the Bank), then a change in control shall be deemed to have taken place.


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              A "potential change in control", for the purposes of this
Agreement, shall be deemed to have taken place, if: (i) any person commences a tender offer which, if consummated, would result in such person being the beneficial owner of at least 25 percent of the Bank's voting shares; (ii) the Bank enters into an agreement the consummation of which will constitute a change in control; (iii) proxies are solicited by anyone other than the Board; or (iv) any other event occurs which is deemed by the Board to be a potential change in control. Notwithstanding the foregoing, a "potential change in control" shall not include actions or events which are part of the acquisition of the Bank's voting stock by a Holding Company organized by the Bank pursuant to Conn. Gen. Stat. Sec. 36a-181, unless the Board deems these actions or events to be a potential change in control.

              In the event that any payment or benefit received by the Employee under this Subsection 8(g) shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Bank shall pay the Employee such amount or amounts (collectively, the "indemnification amount") as are equal to the amount of any income, excise or other tax or taxes assessed against the Employee as a result of the Employee's receipt of the "excess parachute payment" whether assessed under Section 4999 of the Code or under any other Federal or state tax laws.

     9.   Retirement Benefits. Upon expiration of the term of this Agreement
          --------------------
beginning on July 1, 2005, or upon earlier termination without cause or earlier termination by reason of a change of control or a potential change in control, or by reason of Disability, but not in the event of voluntary termination of the Employee prior to the expiration of the term of this Agreement, the Bank shall pay to Employee, in equal monthly installments, a supplemental retirement benefit equal to $65,000 per year until June 30, 2011. In the event of the Employee's Disability, this supplemental retirement benefit shall commence at the end of the 180-day period described in Section 5.

              If termination shall occur during a calendar year in which Employee has received compensation from the Bank for services as provided under
Section 2 hereof, the Employee shall receive one-twelfth (1/12) of $65,000 for each month during such year for which Employee has not been paid at least such amount for services rendered.

     10.  Death Benefits. In the event the Employee shall die before the last
          --------------
monthly payment under Section 9 hereof, all remaining payments shall be paid to the beneficiary or beneficiaries most recently designated by the Employee in writing filed with the Bank. In the event no beneficiary designation is on file, all


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payments shall be made to the Employee's spouse, or if she does not survive him, to the Employee's estate.

              It is intended by the parties hereto, in the event of the Employee's death prior to the expiration of the term set forth in Section 5 hereof, that, in lieu of any compensation as set forth in Section 2, these death benefits shall commence in the month following Employee's death and continue for the full term stated in Section 9.

     11.  No Assignment. This Agreement is personal to each of the parties
          -------------
hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death or the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

     12.  Other Contracts. The Employee shall not, during the term of this
          ---------------
Agreement, have any other paid employment other than with an affiliate of the Bank, except with the prior approval of the Board.

     13.  Amendments or Additions Action by Board. No amendments or additions
          ---------------------------------------
to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the full Board shall be required in order for the Board to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement, including any termination of employment with or without cause under section 8(a) hereof.

     14.  Section Headings. The section headings used in this Agreement are
          ----------------
included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     15.  Severability. The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16.  Governing Law. This Agreement shall be governed by the laws of the
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state of Connecticut to the extent applicable and otherwise by the laws of the
United States.

                                             CORNERSTONE BANK

/s/ Norman H. Reader                         By: /s/ Melvin Maisel
----------------------------                    ---------------------------
NORMAN H. READER                                    Name and Title

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I, Norman H. Reader being of sound mind and body wish that in the event of my death any and all payments to be received by me as stipulated in my employment agreement effective July 1, 1998 will be distributed to my beneficiaries as
                            ----
follows:

All payments shall go to my wife Joan C. Reader.

In the event that my wife dies before the last monthly payment under Section 9 of my employment agreement, I wish that all remaining payments be equally divided between Janis Reader Forgotson and Paul H. Reader.



                                            Dated:  July 1, 1998.

                                            Norman H. Reader


                                            /s/ Norman H. Reader


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